UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2011

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 458-3711
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)       On February 3, 2011, Sterling Financial Corporation ("Sterling") issued a press release announcing the departure of Daniel G. Byrne, from his position as Chief Financial Officer of Sterling, effective January 31, 2011.  Mr. Byrne will continue to serve as Corporate Development Executive of Sterling.  The text of the press release is included as Exhibit 99.1 to this report.

(c)       Sterling today also announced that it has appointed Patrick J. Rusnak as acting Chief Financial Officer. Mr. Rusnak's appointment is subject to final review and approval by Sterling's regulators, who have been informed of the changes.

Mr. Rusnak, 47, has over 25 years experience in financial institution management and leadership.  Mr. Rusnak is the past Chief Executive Officer and Chief Financial Officer of AmericanWest Bancorporation and held those positions from September 2006 through December 2010.  He was also a director of AmericanWest Bancorporation. Prior to his employment with AmericanWest Bancorporation, Mr. Rusnak was the Chief Operating Officer of Western Sierra Bancorp from May 2005 through June 2006.   Mr. Rusnak has also held the position of Executive Vice President of Umpqua Holdings Corporation from July 2004 to February 2005 and as Executive Vice President/Chief Financial Officer of Humboldt Bancorp from October 2000 until its acquisition by Umpqua Holdings Corporation.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

	Exhibit No.	Exhibit Description

	99.1	Press release text of Sterling Financial Corporation dated February 3, 2011.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

February 3, 2011	By:	/s/ Ezra A. Eckhardt
Date		Ezra A. Eckhardt
Chief Operating Officer